Exhibit 99.1

LAZARD LTD REPORTS THIRD-QUARTER AND NINE-MONTH 2014 RESULTS

Highlights

•	Net income per share, as adjusted[1], of $0.67 (diluted) for the quarter ended September 30, 2014, compared to $0.46 for the 2013 third quarter

•	Record third-quarter operating revenue[1] of $583 million, up 19% from third-quarter 2013; record first nine-month operating revenue of $1,694 million, up 20% from prior-year period

•	Third-quarter Financial Advisory operating revenue of $291 million, up 24% from third-quarter 2013; first nine-month operating revenue of $847 million, up 27% from prior-year period

•	Third-quarter M&A and Other Advisory operating revenue of $241 million, up 37% from third-quarter 2013; record first nine-month operating revenue of $714 million, up 38% from prior-year period

•	Record third-quarter Asset Management operating revenue of $288 million, up 16% from third-quarter 2013; record first nine-month operating revenue of $836 million, up 14% from prior-year period

•	Assets under management of $198 billion as of September 30, 2014, up 12% from September 30, 2013, and down 3% from June 30, 2014. Net inflows of $2.6 billion for third-quarter 2014

•	Return of capital to shareholders totaling $387 million[2] in the first nine months of 2014

($ in millions, except per share data and AUM)	Quarter Ended September 30,			Nine Months Ended September 30,
	2014	2013	%’14-’13	2014	2013	%’14-’13
As Adjusted[1,3]
Operating revenue	$583	$489	19%	$1,694	$1,414	20%
Financial Advisory	$291	$234	24%	$847	$666	27%
Asset Management	$288	$248	16%	$836	$731	14%
Net income	$89	$62	44%	$255	$159	61%
Diluted net income per share	$0.67	$0.46	46%	$1.91	$1.19	61%

U.S. GAAP
Net income	$89	$60	47%	$255	$107	138%
Diluted net income per share	$0.67	$0.45	49%	$1.91	$0.81	136%

Supplemental Data
Quarter-end AUM ($ in billions)	$198	$176	12%
Average AUM ($ in billions)	$203	$171	18%	$196	$170	15%

Media Contact: Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact: Kathryn Harmon	+1 212 632 6637	kathryn.harmon@lazard.com

Note: Endnotes are on page 14 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on page 21.

NEW YORK, October 23, 2014 – Lazard Ltd (NYSE: LAZ) today reported operating revenue1 of $583 million for the quarter ended September 30, 2014. Net income, as adjusted1 and on a U.S. GAAP basis, was $89 million, or $0.67 per share (diluted).

Record first nine-month 2014 operating revenue1 of $1,694 million resulted in net income, as adjusted1 and on a U.S. GAAP basis, of $255 million, or $1.91 per share (diluted).

A reconciliation of our U.S. GAAP results to the adjusted results is presented on page 21 of this press release.

“Lazard achieved solid quarterly results, contributing to record operating revenue year-to-date,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “We had strong performance across both our businesses.”

“We are in an excellent competitive position worldwide. In this complex macroeconomic environment, advisory clients continue to seek Lazard’s judgment, discretion and execution expertise. Investing institutions are attracted to our pattern of long-term performance, and breadth and depth of our investment platforms,” said Mr. Jacobs.

“We remain focused on building shareholder value and meeting our 2014 financial targets, as we continue to maintain expense discipline and invest in our business for growth,” said Matthieu Bucaille, Chief Financial Officer of Lazard.

OPERATING REVENUE

Financial Advisory

In the text portion of this press release, we present our Financial Advisory results as Strategic Advisory and Restructuring. Strategic Advisory includes 1) M&A and Other Advisory (Other includes Capital Structure Advisory and Sovereign Advisory) and 2) Capital Raising (includes Capital Markets Advisory and Private Fund Advisory).

Third Quarter

Financial Advisory operating revenue was $291 million for the third quarter of 2014, 24% higher than the third quarter of 2013.

Strategic Advisory operating revenue was $259 million for the third quarter of 2014, 35% higher than the third quarter of 2013, primarily driven by a 37% increase in M&A and Other Advisory revenue.

During the third quarter of 2014, Lazard remained engaged in highly visible, complex M&A transactions and other advisory assignments, including cross-border transactions, spin-offs, distressed asset sales, capital advisory and sovereign advisory, primarily in the Americas, Europe and Asia.

Among the major M&A transactions or assignments that were completed during the third quarter of 2014 were the following (clients are in italics): L’Oréal’s €6.5 billion buy-back of 8% of its shares from Nestlé through a cash payment and exchange of its 50% stake in their Galderma joint venture; Transurban in its participation in the A$7.1 billion consortium acquisition of Queensland Motorways; UNS Energy’s $4.3 billion sale to Fortis; and Google on its license of “smart lens” technology to Novartis.

Lazard continues to advise on a number of significant and complex M&A transactions, including the following, which were announced during or since the third quarter: Reynolds American (RAI) in its $27.4 billion acquisition of Lorillard and $7.1 billion sale of selected brands and assets to Imperial Tobacco, and the $4.7 billion investment in RAI by British American Tobacco; Walgreens’ acquisition of the remaining 55% of Alliance Boots, valuing Alliance Boots at $37.0 billion; Burger King’s $11.9 billion combination with Tim Hortons; Klépierre’s €7.2 billion acquisition of Corio; 21st Century Fox’s $9.3 billion sale of its European satellite television holdings in Sky Italia and Sky Deutschland to BSkyB; Siemens’ $7.6 billion acquisition of Dresser-Rand; Rockwood’s $6.2 billion sale to Albemarle; and NiSource on its separation into two publicly traded companies.

Our Sovereign Advisory business remained active in worldwide assignments, including: certain privatizations in Greece and Slovenia; the Hellenic Financial Stability Fund on the recapitalization of the four Greek systemic banks; the Arab Republic of Egypt and the Republic of Cyprus on various financial matters; and Alliance Bank on its restructuring and divestiture by Kazakhstan’s sovereign wealth fund Samruk-Kazyna.

Restructuring operating revenue of $32 million for the 2014 third quarter was 24% lower than the third quarter of 2013. Restructuring revenue continues to be generally in line with the industry-wide low level of corporate restructuring activity. During and since the third quarter of 2014, we have been engaged in many of the most highly visible and complex restructuring and debt advisory assignments, including: the Official Committee of Unsecured Creditors of Energy Future Holdings in connection with its Chapter 11 filing; and RadioShack and Vivarte with regards to their debt restructurings.

Please see a more complete list of Strategic Advisory transactions on which Lazard advised in the 2014 third quarter, or continued to advise or completed since September 30, 2014, as well as Capital Advisory, Sovereign Advisory and Restructuring assignments, on pages 9 - 13 of this release.

First Nine Months

Financial Advisory operating revenue was $847 million for the first nine months of 2014, 27% higher than the first nine months of 2013.

Strategic Advisory operating revenue was a record $764 million for the first nine months of 2014, 35% higher than the first nine months of 2013, primarily driven by a 38% increase in M&A and Other Advisory revenue. M&A and Other Advisory revenue was a record $714 million for the first nine months of 2014.

Restructuring operating revenue was $83 million for the first nine months of 2014, 16% lower than the first nine months of 2013.

Asset Management

Third Quarter

Asset Management operating revenue was a third-quarter record of $288 million, 16% higher than the third quarter of 2013.

Management fees were a record $263 million for the third quarter of 2014, 15% higher than the third quarter of 2013, and 2% higher than the second quarter of 2014, primarily reflecting higher average AUM. Incentive fees during the period were $12 million, compared to $10 million in the third quarter of 2013.

Assets under management (AUM) were $198 billion as of September 30, 2014, a 12% increase from the third quarter of 2013. AUM decreased 3% from June 30, 2014, primarily reflecting the impact of foreign exchange adjustments and market depreciation, partially offset by net inflows of $2.6 billion in the quarter. The net inflows were driven by a broad range of platforms, primarily in emerging markets debt and equity, and multi-regional strategies.

Average AUM was $203 billion for the third quarter of 2014, 18% higher than average AUM for the third quarter of 2013, and 2% higher than the second quarter of 2014.

We continued to win significant new mandates across our major platforms from clients around the world. A sample of these new mandates is reflected in Lazard’s investor presentation on our website.

First Nine Months

Asset Management operating revenue was a record $836 million for the first nine months of 2014, 14% higher than the first nine months of 2013.

Management fees were a record $760 million for the first nine months of 2014, 14% higher than the first nine months of 2013, primarily reflecting increased average AUM. Incentive fees were $38 million in the first nine months of 2014, compared to $35 million in the first nine months of 2013.

Average AUM for the first nine months of 2014 was $196 billion, 15% higher than average AUM for the first nine months of 2013. Net inflows were $8.2 billion for the first nine months of 2014, driven by a broad range of equity and fixed-income strategies in all our major distribution channels around the world.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the third quarter and first nine months of 2014, we accrued compensation expense at an adjusted GAAP compensation ratio of 58.8%, which is consistent with the full-year 2013 ratio. For the third quarter and first nine months of 2013, we accrued compensation expense at an adjusted GAAP compensation ratio of 60.0%. The full-year 2014 ratio could be lower, depending on, among other factors, actual full-year performance and the compensation environment at the end of the year.

For the third quarter of 2014, we accrued adjusted GAAP compensation and benefits expense of $343 million1, 17% higher than the third quarter of 2013.

For the first nine months of 2014, we accrued adjusted GAAP compensation and benefits expense of $997 million1, 18% higher than the first nine months of 2013, excluding charges in the 2013 period3.

Our goal remains to grow awarded compensation expense at a slower rate than revenue growth, and to achieve a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted GAAP basis, with consistent deferral policies.

Non-Compensation Expense

For the third quarter of 2014, adjusted non-compensation expense1 was $109 million, 14% higher than the third quarter of 2013, and compared to the 19% increase in operating revenue. The ratio of non-compensation expense to operating revenue was 18.8% in the third quarter of 2014, compared to 19.7% in the third quarter of 2013.

For the first nine months of 2014, adjusted non-compensation expense1 was $324 million, 8% higher than the first nine months of 2013, excluding charges in the 2013 period3, and compared to the 20% increase in operating revenue. The ratio of non-compensation expense to operating revenue was 19.1% in the first nine months of 2014, compared to 21.3% for the first nine months of 2013.

Our goal remains to achieve a non-compensation expense-to-revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $24 million for the third quarter of 2014 and $68 million for the first nine months of 2014. The effective tax rate on the same basis was 21.0% for the third quarter and 20.9% for the first nine months of 2014, compared to 21.9% and 22.1% for the respective 2013 periods.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt, and returning capital to shareholders through dividends and share repurchases.

For the third quarter of 2014, Lazard returned $38 million to shareholders, which included $37 million in dividends and $1 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

For the first nine months of 2014, Lazard returned $387 million to shareholders, which included: $110 million in dividends; $193 million in share repurchases of our Class A common stock; and $84 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

As of September 30, 2014, we had repurchased 4.1 million shares at an average price of $46.83 per share during the year. In line with our objectives, these repurchases have more than offset the potential dilution from our 2013 year-end equity-based compensation awards, net of estimated forfeitures and tax withholding to be paid in cash in lieu of share issuance.

On October 22 2014, Lazard declared a quarterly dividend of $0.30 per share on its outstanding common stock. The dividend is payable on November 14, 2014, to stockholders of record on November 3, 2014.

Lazard’s financial position remains strong. As of September 30, 2014, our cash and cash equivalents were $821 million, and stockholders’ equity related to Lazard’s interests was $573 million.

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CONFERENCE CALL

Lazard will host a conference call at 8:45 a.m. EDT on Thursday, October 23, 2014, to discuss the company’s financial results for the third quarter and first nine months of 2014. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (800) 967-7140 (U.S. and Canada) or +1 (719) 325-2170 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT on Thursday, October 23, 2014, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 5282996.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 43 cities across 27 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com.

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Cautionary Note Regarding Forward-Looking Statements:

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our expectations regarding future results or events, many of which, by their nature, are inherently uncertain and outside of our control. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Investors can link to Lazard and its operating company websites through www.lazard.com.

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FINANCIAL ADVISORY ASSIGNMENTS

Mergers and Acquisitions (Completed in the third quarter of 2014)

Among the large, publicly announced M&A Advisory transactions or assignments completed during the third quarter of 2014 on which Lazard advised were the following:

•	L’Oréal’s €6.5 billion buy-back of 8% of its shares from Nestlé through a cash payment and exchange of its 50% stake in their Galderma joint venture

•	Transurban in its participation in the A$7.1 billion (inclusive of stamp duty) consortium acquisition of Queensland Motorways

•	UNS Energy’s $4.3 billion sale to Fortis

•	Tree Inversiones Inmobiliarias on its €1.6 billion sale to Merlin Properties

•	Ardian’s €1.3 billion sale of Diana Group to Symrise

•	Independent Committee of the Board of AutoNavi in Alibaba Group’s $1.5 billion acquisition of AutoNavi

•	AGL Energy’s A$1.5 billion acquisition of the Macquarie Generation assets from the New South Wales Government

•	Bourbon in the €768 million offer by Jaccar Holdings for a 44.8% interest in the company

•	Nuove Partecipazioni’s €748 million sale of a 50% stake in Camfin to NK Rosneft

•	The Voting Trust of IMTT Holdings’ $1.0 billion sale of its 50% interest in International-Matex Tank Terminals to Macquarie Infrastructure Company

•	Holiday Retirement’s CAD $957 million sale of its Canadian independent living business, including 29 senior living communities, to Ventas

•	Banco Popular Español’s €489 million acquisition of Citigroup’s retail banking and credit card business in Spain

•	Vidara Therapeutics’ $588 million sale to Horizon Pharma

•	Holiday Retirement’s $550 million sale/leaseback of 21 independent living facilities to Sabra

•	Google on its license of “smart lens” technology to Novartis

•	Emerald Performance Materials’ sale to American Securities

•	3i Group’s sale of its stake in Vedici to CVC Capital Partners

•	The Hershey Company’s acquisition of an 80% stake in Shanghai Golden Monkey

•	L’Oréal’s acquisition of NYX Cosmetics

Mergers and Acquisitions (Announced)

Among the ongoing, large, publicly announced M&A transactions and assignments on which Lazard advised during or since the 2014 third quarter, or completed since September 30, 2014, are the following:

•	AT&T’s $67.1 billion acquisition of DIRECTV

•	Lafarge’s €29.6 billion merger of equals with Holcim

•	Reynolds American (RAI) in its $27.4 billion acquisition of Lorillard and $7.1 billion sale of selected brands and assets to Imperial Tobacco, and the $4.7 billion investment in RAI by British American Tobacco

•	Walgreens’ acquisition of the remaining 55% of Alliance Boots, valuing Alliance Boots at $37.0 billion

•	GlaxoSmithKline’s three-part transaction with Novartis involving the sale of its Oncology business for up to $16.0 billion; acquisition of Novartis’ global Vaccines business for up to $7.1 billion; and creation of a £6.5 billion-revenue Consumer Healthcare joint venture in which GSK will hold a 63.5% equity interest

•	Vivendi’s €17.0 billion sale of SFR to Numericable

•	General Electric’s $16.9 billion acquisition of Alstom’s Thermal, Renewables and Grid businesses

•	The Zeppelin-Stiftung Foundation in ZF Friedrichshafen’s $13.5 billion acquisition of TRW Automotive

•	Pepco’s $12.2 billion sale to Exelon

•	Burger King’s $11.9 billion combination with Tim Hortons

•	Klépierre’s €7.2 billion acquisition of Corio

•	21st Century Fox’s $9.3 billion sale of its European satellite television holdings in Sky Italia and Sky Deutschland to BSkyB

•	Integrys’ $9.1 billion sale to Wisconsin Energy

•	Independent Directors of TUI Travel on its merger with TUI AG, valuing the combined entity at €6.5 billion

•	Siemens’ $7.6 billion acquisition of Dresser-Rand

•	Dynegy’s $2.8 billion acquisition of assets from Duke Energy and $3.5 billion acquisition of assets from Energy Capital Partners

•	TIAA-CREF’s $6.3 billion acquisition of Nuveen Investments*

•	Rockwood’s $6.2 billion sale to Albemarle

•	SHV Holdings’ €2.7 billion acquisition of Nutreco

•	Acciona’s sale of a one-third stake in AEI to KKR, valuing AEI at €2.6 billion*

•	Google’s $2.9 billion sale of Motorola Mobility to Lenovo

•	Nabors’ $2.9 billion merger of its completion and production services businesses with C&J Energy Services

•	Firth Rixson’s $2.85 billion sale to Alcoa

•	Endo International’s $2.6 billion acquisition of Auxilium Pharmaceuticals

•	Ramsay Health Care and Predica’s €1.6 billion acquisition of Générale de Santé

•	Independent Directors of Frontier Communications in Frontier’s $2.0 billion acquisition of AT&T’s wireline business in Connecticut

•	Eurosic’s €1.4 billion acquisition of SIIC de Paris*

•	Steris’ $1.9 billion acquisition of Synergy Health

•	The City of Philadelphia’s $1.9 billion sale of Philadelphia Gas Works to UIL Holdings

•	Carmila’s €1.1 billion acquisition of nine properties from Unibail-Rodamco and Carrefour

•	China Asset Management’s $1.3 billion acquisition of a stake in Sinopec Marketing

•	Rockwood’s $1.3 billion sale of its Titanium Dioxide Pigments and other non-strategic businesses to Huntsman*

•	Investindustrial’s €790 million offer to acquire Club Méditerranée

•	Platform Specialty Products’ $1.0 billion acquisition of Chemtura AgroSolutions

•	Exact Holding’s €730 million sale to Apax

•	Banco Santander’s €700 million acquisition of GE Capital’s consumer finance business in Sweden, Denmark and Norway

•	Paroc Group’s €700 million sale to CVC Capital Partners

•	BJC’s €655 million acquisition of METRO Vietnam

•	Carrefour’s €600 million acquisition of DIA France

•	Areva’s €475 million joint venture in the offshore wind segment with Gamesa

•	Helios Towers Africa on a $630 million investment by Providence Equity Partners and existing shareholders

•	JobStreet’s RM1.9 billion sale of its online job portal business to SEEK Asia Investments

•	Bluestem Brands’ $565 million sale to Capmark Financial

•	FSI’s €400 million sale of 40% of Ansaldo Energia to Shanghai Electric and the establishment of two joint ventures in China

•	Blackstone Tactical Opportunities’ (Blackstone affiliate) €399 million acquisition of Lombard

•	Acorda Therapeutics’ $525 million acquisition of Civitas Therapeutics

•	NiSource on its separation into two publicly traded companies

•	D.E Master Blenders in its combination with Mondelēz International’s coffee business to create Jacobs Douwe Egberts

•	The Carlyle Group’s sale of a stake in RAC to GIC

•	Fyffes on its proposed combination with Chiquita Brands

•	Mitsubishi Heavy Industries’ establishment of a joint venture with Siemens in steel and metal production machinery

•	Investindustrial’s acquisition of a majority stake in FLOS

•	Edison’s creation of a new renewable energy hub with EDF Energies Nouvelles and F2i

•	Weinberg Capital’s sale of Alliance Automotive Group to Blackstone and the company’s founders

•	Alcatel-Lucent’s sale of Alcatel-Lucent Enterprise to China Huaxin*

*	Transaction completed since September 30, 2014

Capital Advisory

Among the publicly announced Capital Advisory transactions or assignments on which Lazard completed or advised during or since the third quarter of 2014 were the following:

•	EQT and Goldman Sachs PIA on the secondary disposal of an $886 million stake in ISS

•	SSP Group on its £554 million IPO

•	Hammerson on its £399 million share placing

•	FatFace on its refinancing and recapitalization through the issuance of £210 million in new senior credit facilities

•	Rhône Capital on its strategic investment in Elizabeth Arden through a direct structured equity investment and tender offer

Sovereign Advisory

Among the publicly announced Sovereign Advisory assignments on which Lazard advised during or since the third quarter of 2014, were the following:

•	The Cypriot Ministry of Finance on various financial matters

•	The World Bank on certain analytical work commissioned by the Debt Reduction Facility

•	The Democratic Republic of Congo on the structuring of the Inga 3 hydro project

•	The Arab Republic of Egypt on the elaboration of Egypt’s Economic Recovery Plan (EERP)

•	SNIM (the Mauritanian national mining company) on various topics, including its financing strategy

•	Alliance Bank on its restructuring and divestiture by Kazakhstan’s sovereign wealth fund Samruk-Kazyna

•	The Federal Democratic Republic of Ethiopia on securing its initial sovereign credit rating

•	The Hellenic Financial Stability Fund (“HFSF”) on the recapitalization of the four Greek systemic banks

•	The Islamic Republic of Mauritania on various strategic sovereign financial issues

•	The Gabonese Republic on various sovereign financial items, investors and rating agencies relationships, as well as Emerging Gabon Strategic Plan

•	The Republic of Congo on its sovereign credit ratings and specialized financial institutions

•	The Slovenia Restitution Fund (Slovenska Odškodninska Družba, d.d.) on the privatization of Nova KBM

•	The State of Alaska on financing its economic interest in the Alaska LNG project

Restructuring and Debt Advisory Assignments

Restructuring and debtor or creditor advisory assignments completed during the third quarter of 2014 on which Lazard advised include: M*Modal, Overseas Shipholding Group and USEC in connection with their Chapter 11 financial restructurings; and AENA Aeropuertos, CityLife and Fratelli D’Amico Armatori on their debt restructurings.

Notable Chapter 11 or similar bankruptcies, on which Lazard advised debtors or creditors, or related parties, during or since the third quarter of 2014, are the following:

•	Automotive: Exide Technologies

•	Chemicals: Momentive Performance Materials

•	Consumer & Retail: Associated Wholesalers

•	Government: Official Committee of Retirees of the City of Detroit

•	Mining/Steel/Metals: Essar Steel Algoma

•	Power & Energy: Energy Future Holdings; Global Geophysical Services; Longview Power; OGX Petróleo e Gás Participações*

•	Technology/Media/Telecom: LightSquared

Among other publicly announced restructuring and debt advisory assignments on which Lazard has advised debtors or creditors during or since the third quarter of 2014, are the following:

•	Apcoa – advisor to Eurazeo in connection with the company’s debt restructuring

•	Capita Asset Services – financial advisor to the Master Servicer for Theatre (Hospitals) No.1 and Theatre (Hospitals) No.2

•	Groupe Partouche – on its debt restructuring

•	National Association of Letter Carriers – in connection with the USPS’s restructuring efforts

•	Premuda – on its debt restructuring

•	Punch Taverns – advisor to Warwick Capital Partners in connection with the company’s restructuring*

•	RadioShack – advising the Board of Directors with respect to the company’s recapitalization*

•	Saudi Cable Company – on its debt restructuring

•	Sinergia/Imco – advisor to creditors in connection with the company’s in-court restructuring

•	Sorgenia – on its debt restructuring

•	Torm – advisor to creditors in negotiations to address the company’s long-term capital structure

•	Vivarte – on its debt restructuring

*	Transaction completed since September 30, 2014

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ENDNOTES

[1]	A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.
[2]	In the first nine months of 2014, Lazard returned $387 million to shareholders, which included: $110 million in dividends; $193 million in share repurchases of our Class A common stock; and $84 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.
[3]	Results for the first nine months of 2013 excluded pre-tax charges of $51 million of compensation expense and $13 million of non-compensation expense relating to cost-saving initiatives.

LAZ-EPE

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LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
($ in thousands, except per share data)	2014	2014	2013	2014	2013

Revenues:

Financial Advisory
M&A and Other Advisory	$241,213	$233,313	$176,449	3%	37%
Capital Raising	17,842	26,574	15,220	(33%)	17%

Strategic Advisory	259,055	259,887	191,669	(0%)	35%
Restructuring	32,034	20,882	42,173	53%	(24%)

Total	291,089	280,769	233,842	4%	24%

Asset Management
Management fees	262,992	257,507	228,272	2%	15%
Incentive fees	11,801	15,774	10,061	(25%)	17%
Other	13,146	12,374	9,772	6%	35%

Total	287,939	285,655	248,105	1%	16%

Corporate	4,126	4,613	6,789	(11%)	(39%)

Operating revenue (b)	$583,154	$571,037	$488,736	2%	19%

Expenses:

Compensation and benefits expense (c)	$343,046	$335,920	$293,178	2%	17%

Ratio of compensation to operating revenue	58.8%	58.8%	60.0%

Non-compensation expense (d)	$109,473	$111,479	$96,063	(2%)	14%

Ratio of non-compensation to operating revenue	18.8%	19.5%	19.7%

Earnings:

Earnings from operations (e)	$130,635	$123,638	$99,495	6%	31%

Operating margin (f)	22.4%	21.7%	20.3%

Net income (g)	$88,856	$85,366	$61,747	4%	44%

Diluted net income per share	$0.67	$0.64	$0.46	5%	46%

Diluted weighted average shares	133,566,684	133,575,652	134,242,144	(0%)	(1%)

Effective tax rate (h)	21.0%	20.7%	21.9%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Nine Months Ended September 30,
($ in thousands, except per share data)	2014	2013	% Change

Revenues:

Financial Advisory
M&A and Other Advisory	$713,670	$515,693	38%
Capital Raising	50,632	51,489	(2%)

Strategic Advisory	764,302	567,182	35%
Restructuring	83,052	98,429	(16%)

Total	847,354	665,611	27%

Asset Management
Management fees	760,022	665,964	14%
Incentive fees	37,953	34,704	9%
Other	37,920	30,206	26%

Total	835,895	730,874	14%

Corporate	11,166	17,316	(36%)

Operating revenue (b)	$1,694,415	$1,413,801	20%

Expenses:

Compensation and benefits expense (c)	$996,757	$848,217	18%

Ratio of compensation to operating revenue	58.8%	60.0%

Non-compensation expense (d)	$323,953	$300,642	8%

Ratio of non-compensation to operating revenue	19.1%	21.3%

Earnings:

Earnings from operations (e)	$373,705	$264,942	41%

Operating margin (f)	22.1%	18.7%

Net income (g)	$255,497	$158,777	61%

Diluted net income per share	$1.91	$1.19	61%

Diluted weighted average shares	133,722,776	133,174,000	0%

Effective tax rate (h)	20.9%	22.1%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
($ in thousands, except per share data)	2014	2014	2013	2014	2013

Total revenue	$581,723	$582,605	$500,523	(0%)	16%
Interest expense	(15,512)	(15,709)	(20,169)

Net revenue	566,211	566,896	480,354	(0%)	18%
Operating expenses:
Compensation and benefits	338,612	345,924	301,809	(2%)	12%

Occupancy and equipment	29,400	28,367	27,393
Marketing and business development	19,127	20,894	17,077
Technology and information services	23,025	21,954	22,217
Professional services	11,184	14,120	12,904
Fund administration and outsourced services	17,034	16,002	14,475
Amortization of intangible assets related to acquisitions	4,020	706	877
Other	10,273	10,709	2,484

Subtotal	114,063	112,752	97,427	1%	17%

Provision (benefit) pursuant to tax receivable agreement	(176)	9,240	—

Operating expenses	452,499	467,916	399,236	(3%)	13%

Operating income	113,712	98,980	81,118	15%	40%

Provision for income taxes	23,792	13,071	18,370	82%	30%

Net income	89,920	85,909	62,748	5%	43%
Net income attributable to noncontrolling interests	1,061	717	2,466

Net income attributable to Lazard Ltd	$88,859	$85,192	$60,282	4%	47%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	122,206,914	123,116,776	122,199,954	(1%)	0%
Diluted	133,566,684	133,575,652	134,242,144	(0%)	(1%)

Net income per share:
Basic	$0.73	$0.69	$0.49	6%	49%
Diluted	$0.67	$0.64	$0.45	5%	49%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Nine Months Ended
	September 30,	September 30,
($ in thousands, except per share data)	2014	2013	% Change

Total revenue	$1,713,681	$1,433,297	20%
Interest expense	(47,174)	(60,635)

Net revenue	1,666,507	1,372,662	21%
Operating expenses:
Compensation and benefits	1,006,101	910,679	10%

Occupancy and equipment	86,079	96,435
Marketing and business development	59,254	60,646
Technology and information services	68,466	65,331
Professional services	32,895	32,223
Fund administration and outsourced services	48,490	43,328
Amortization of intangible assets related to acquisitions	5,946	2,758
Other	30,340	17,609

Subtotal	331,470	318,330	4%

Provision pursuant to tax receivable agreement	9,064	—

Operating expenses	1,346,635	1,229,009	10%

Operating income	319,872	143,653	NM

Provision for income taxes	58,614	31,335	87%

Net income	261,258	112,318	NM
Net income attributable to noncontrolling interests	6,365	5,323

Net income attributable to Lazard Ltd	$254,893	$106,995	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	122,366,632	120,556,047	2%
Diluted	133,722,776	133,174,000	0%

Net income per share:
Basic	$2.08	$0.89	NM
Diluted	$1.91	$0.81	NM

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

	September 30,	December 31,
($ in thousands)	2014	2013

ASSETS

Cash and cash equivalents	$820,584	$841,482
Deposits with banks and short-term investments	240,728	244,879
Cash deposited with clearing organizations and other segregated cash	44,710	62,046
Receivables	507,915	512,675
Investments	549,922	478,105
Goodwill and other intangible assets	356,254	363,877
Other assets	522,777	508,073

Total Assets	$3,042,890	$3,011,137

LIABILITIES & STOCKHOLDERS’ EQUITY

Liabilities

Deposits and other customer payables	$278,334	$275,434
Accrued compensation and benefits	517,640	523,063
Senior debt	1,048,350	1,048,350
Other liabilities	560,906	534,292

Total liabilities	2,405,230	2,381,139

Commitments and contingencies

Stockholders’ equity

Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,298	1,291
Additional paid-in capital	657,279	737,899
Retained earnings	333,294	203,236
Accumulated other comprehensive loss, net of tax	(152,184)	(133,004)

Subtotal	839,687	809,422
Class A common stock held by subsidiaries, at cost	(267,117)	(249,213)

Total Lazard Ltd stockholders’ equity	572,570	560,209
Noncontrolling interests	65,090	69,789

Total stockholders’ equity	637,660	629,998

Total liabilities and stockholders’ equity	$3,042,890	$3,011,137

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	September 30,	June 30,	December 31,
	2014	2014	2013	Qtr to Qtr	YTD

Equity:
Emerging Markets	$51,257	$52,994	$47,450	(3.3%)	8.0%
Global	34,932	37,089	35,521	(5.8%)	(1.7%)
Local	30,848	32,216	31,232	(4.2%)	(1.2%)
Multi-Regional	44,264	45,075	39,859	(1.8%)	11.1%

Total Equity	161,301	167,374	154,062	(3.6%)	4.7%
Fixed Income:
Emerging Markets	13,966	13,319	9,048	4.9%	54.4%
Global	3,708	3,865	3,164	(4.1%)	17.2%
Local	3,435	3,476	3,507	(1.2%)	(2.1%)
Multi-Regional	9,570	10,604	11,155	(9.8%)	(14.2%)

Total Fixed Income	30,679	31,264	26,874	(1.9%)	14.2%
Alternative Investments	4,372	4,628	4,690	(5.5%)	(6.8%)
Private Equity	1,107	1,127	1,151	(1.8%)	(3.8%)
Cash Management	130	132	147	(1.5%)	(11.6%)

Total AUM	$197,589	$204,525	$186,924	(3.4%)	5.7%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

AUM - Beginning of Period	$204,525	$163,289	$186,924	$167,060

Net Flows	2,601	1,719	8,158	(3,403)
Market and foreign exchange appreciation (depreciation)	(9,537)	11,447	2,507	12,798

AUM - End of Period	$197,589	$176,455	$197,589	$176,455

Average AUM	$202,842	$171,497	$195,815	$170,162

% Change in average AUM	18.3%		15.1%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
($ in thousands, except per share data)	2014	2014	2013	2014	2013

Operating Revenue
Net revenue - U.S. GAAP Basis	$566,211	$566,896	$480,354	$1,666,507	$1,372,662

Adjustments:
Revenue related to noncontrolling interests (i)	(4,032)	(2,512)	(3,994)	(12,810)	(10,774)
Loss (gain) related to Lazard Fund Interests (“LFI”) and other similar arrangements	5,528	(8,906)	(7,519)	(6,004)	(7,767)
Interest expense	15,447	15,559	19,895	46,722	59,680

Operating revenue, as adjusted	$583,154	$571,037	$488,736	$1,694,415	$1,413,801

Compensation & Benefits Expense
Compensation & benefits expense - U.S. GAAP Basis	$338,612	$345,924	$301,809	$1,006,101	$910,679

Adjustments:
Charges pertaining to cost saving initiatives	—	—	—	—	(51,399)
Credits (charges) pertaining to LFI and other similar arrangements	5,528	(8,906)	(7,519)	(6,004)	(7,767)
Compensation related to noncontrolling interests (i)	(1,094)	(1,098)	(1,112)	(3,340)	(3,296)

Compensation & benefits expense, as adjusted	$343,046	$335,920	$293,178	$996,757	$848,217

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$114,063	$112,752	$97,427	$331,470	$318,330

Adjustments:
Charges pertaining to cost saving initiatives	—	—	—	—	(13,304)
Amortization of intangible assets related to acquisitions	(4,020)	(706)	(877)	(5,946)	(2,758)
Non-compensation expense related to noncontrolling interests (i)	(570)	(567)	(487)	(1,571)	(1,626)

Non-compensation expense, as adjusted	$109,473	$111,479	$96,063	$323,953	$300,642

Earnings From Operations
Operating Income - U.S. GAAP Basis	$113,712	$98,980	$81,118	$319,872	$143,653

Other adjustments:
Charges pertaining to cost saving initiatives	—	—	—	—	64,703
Revenue related to noncontrolling interests (i)	(4,032)	(2,512)	(3,994)	(12,810)	(10,774)
Interest expense	15,447	15,559	19,895	46,722	59,680
Expenses related to noncontrolling interests (i)	1,664	1,665	1,599	4,911	4,922
Amortization of intangible assets related to acquisitions	4,020	706	877	5,946	2,758
Adjustment related to the provision (benefit) pursuant to the TRA (h)	(176)	9,240	—	9,064	—

Earnings from operations, as adjusted	$130,635	$123,638	$99,495	$373,705	$264,942

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$88,859	$85,192	$60,282	$254,893	$106,995
Adjustments:
Charges pertaining to cost saving initiatives	—	—	—	—	64,703
Tax (benefits) allocated to adjustments (h)	—	—	1,140	—	(13,675)
Amount attributable to LAZ-MD Holdings	—	—	(6)	—	(448)

Adjustment for full exchange of exchangeable interests (j)
Tax adjustment for full exchange	(3)	10	(40)	(27)	(108)
Amount attributable to LAZ-MD Holdings	—	164	371	631	1,310

Net income, as adjusted	$88,856	$85,366	$61,747	$255,497	$158,777

Diluted net income per share:

U.S. GAAP Basis	$0.67	$0.64	$0.45	$1.91	$0.81

Non-GAAP Basis, as adjusted	$0.67	$0.64	$0.46	$1.91	$1.19

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

LAZARD LTD

Notes to Financial Schedules

(a)	Selected Summary Financial Information are non-U.S. GAAP (“non-GAAP”) measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(b)	A non-GAAP measure which excludes (i) gains/losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (ii) revenue related to non-controlling interests (see (i) below), and (iii) interest expense primarily related to corporate financing activities. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(c)	A non-GAAP measure which excludes (i) charges/credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, (ii) compensation and benefits related to noncontrolling interests (see (i) below), and (iii) for the nine month period ended September 30, 2013, charges pertaining to the implementation of cost saving initiatives (see (g) below). (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(d)	A non-GAAP measure which excludes (i) amortization of intangible assets related to acquisitions, (ii) expenses related to noncontrolling interests (see (i) below), (iii) for the nine month period ended September 30, 2013, charges pertaining to the implementation of cost saving initiatives (see (g) below), and (iv) for the three and nine month periods ended September 30, 2014 and for the three month period ended June 30, 2014, a provision pursuant to the tax receivable agreement (“TRA”). (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(e)	A non-GAAP measure which excludes (i) amortization of intangible assets related to acquisitions, (ii) interest expense primarily related to corporate financing activities, (iii) revenue and expenses related to noncontrolling interests (see (i) below), (iv) for the nine month period ended September 30, 2013, charges pertaining to the implementation of cost saving initiatives (see (g) below), and (v) for the three and nine month periods ended September 30, 2014 and for the three month period ended June 30, 2014, a provision pursuant to the tax receivable agreement (“TRA”). (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(g)	A non-GAAP measure which is adjusted to reflect the full conversion of outstanding exchangeable interests held by members of LAZ-MD Holdings and excludes for the nine month period ended September 30, 2013, charges pertaining to cost saving initiatives including severance and benefit payments, acceleration of unrecognized amortization of deferred incentive compensation previously granted to individuals terminated, settlement of certain contractual obligations, occupancy cost reduction and other non-compensation related costs, net of applicable tax benefits (see (h) below). (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(h)	Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $23,621, $22,300 and $17,270 for the three month periods ended September 30, 2014, June 30, 2014 and September 30, 2013, respectively, $67,706 and $45,118 for the nine month periods ended September 30, 2014 and 2013, respectively, and the denominator of which is pre-tax income of $113,537, $108,219 and $81,118 for the three month periods ended September 30, 2014, June 30, 2014 and September 30, 2013, respectively, $328,936 and $208,356 for the nine month periods ended September 30, 2014 and 2013, respectively, exclusive of net income attributable to noncontrolling interests of $1,060, $553 and $2,100 for the three month periods ended September 30, 2014, June 30, 2014 and September 30, 2013, respectively, $5,733 and $4,460 for the nine month periods ended September 30, 2014 and 2013, respectively. Includes a provision pursuant to the tax receivable agreement (“TRA”) (see (d) and (e) above).
(i)	Noncontrolling interests include revenue and expenses principally related to Edgewater, and is a non-GAAP measure. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(j)	Represents a reversal of noncontrolling interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests and an adjustment for Lazard Ltd entity-level taxes to affect a full exchange of interests and excluding the adjustments noted in (g) above.
NM	Not meaningful